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                                                                    EXHIBIT 10.1


                INCENTIVE AND PERFORMANCE STOCK OPTION AGREEMENT
                                    UNDER THE
                1992 PRIMEDIA INC. STOCK PURCHASE AND OPTION PLAN
                             AS AMENDED (THE "PLAN")

     This Incentive Stock Option Agreement (the "Option Agreement") has been entered into as of July 1, 2002 (the "Effective Date") between PRIMEDIA Inc., a Delaware corporation (unless the context otherwise requires), together with any subsidiary (as such term is defined in the Plan), (the "Corporation"), and David S. Ferm (the "Optionee") pursuant to certain provisions of the Plan.

     1. DEFINITIONS. Throughout this Option Agreement, capitalized terms not otherwise defined herein shall have the meanings indicated in the Plan.

     2. OPTION GRANT. Subject to the terms and conditions set forth herein, the Corporation grants to the Optionee that number of options to purchase from the Corporation at the respective purchase prices set forth below per share, (as adjusted from time to time pursuant to the terms of this Agreement and the Plan, (the "Purchase Price"), up to, but not exceeding, in the aggregate, 100,000 shares of Common Stock (the "Options"), as adjusted pursuant to the Plan. Thirty percent of the Options will vest in accordance with the provisions of Section 4
          (a) (the "Time Vest Options") and 70% of the Options will vest in accordance with the provisions of Section 4 (b) (the "Performance Vest Options").

                                TIME VEST OPTIONS

          NUMBER OF OPTIONS                           PURCHASE PRICE
          -----------------                           --------------
          30% of Options                              $       4

                            PERFORMANCE VEST OPTIONS

          30% of Options                              $       5
          40% of Options                              $       6

     3. GRANT INTENDED AS INCENTIVE STOCK OPTION; OTHER OPTIONS. These Options are intended to be treated for federal income tax purposes as Incentive Stock Options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), to the maximum extent permissible under the Code. If for any reason, all or any of these Options cannot be treated as Incentive Stock Options under the Code, the part of these Options that cannot be treated as Incentive Stock Options shall be valid and outstanding non-qualified stock options. These Options are in addition to any other options heretofore or hereafter granted to the Optionee by the Corporation or any subsidiary but a duplicate original of this instrument shall not cause the grant of another option.

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     4.   VESTING.

          (a) TIME VEST OPTIONS. So long as the Optionee continues to be employed by the Corporation through the applicable vesting date, the Optionee's right to exercise these Options with respect to the number of Time Vest Options described in Section 2 shall vest on an equal prorata basis at the end of each of the 48 calendar months starting with the month in which the Effective Date occurs.

          (b) PERFORMANCE VEST OPTIONS. So long as the Optionee continues to be employed by the Corporation or a subsidiary through the applicable vesting date, the Optionee's right to exercise these Options with respect to 100% of the Performance Vest Options shall vest on the eighth anniversary of the Effective Date; HOWEVER, Optionee's right to exercise the Performance Vest Options shall accelerate if the respective Target EBITDA (as defined below) is met in the respective years, as set forth in subsection (d) below.

          (c)  For purposes of this Section 4:

               (i) "EBITDA" shall mean for any Fiscal Year an amount equal to the Corporation's consolidated net income from continuing businesses for such year PLUS the sum of interest expense, provisions for income and franchise taxes, depreciation, amortization of intangible assets, other (income) and charges including non-cash compensation and non-recurring charges, provision for severance, closures and restructuring related costs, (gains) losses on the sales of businesses and other, net, amortization of deferred financing costs, provisions for impairment of investments, impairments of goodwill and intangibles, expenses paid or accrued for consulting services provided by Capstone Consulting, and extraordinary charges MINUS the sum of interest income and extraordinary gains, if any, for such year. EBITDA shall be determined in a manner consistent with the Corporation's prior practice as set forth in the Corporation's financial statements forming part of its Quarterly Report on Form 10-Q for the calendar quarter ended March 31, 2002 (Footnote 15, Business Segment Information) which will in any event be in accordance with generally accepted accounting principles as in existence on March 31, 2002.

               (ii) "Fiscal Year" means any one of the Corporation's calendar years 2002 through 2005, as applicable.

               (iii) "Target EBITDA" shall mean, for any given Fiscal Year the EBITDA set forth in Section 4.

          (d) The Performance Vest Options shall accelerate in accordance with the following table when the respective Target EBITDA is met in any one of the Fiscal Years set forth in the column "Fiscal Year" next to the Target EBITDA:

                NUMBER OF       PURCHASE                              FISCAL
TRANCHE          OPTIONS         PRICE         TARGET EBITDA           YEAR
---------     --------------    -------        -------------     ------------------
Tranche 1     30% of Options       $   5        $ 300 million    2003
Tranche 2     30% of Options       $   6        $ 340 million    2003 or 2004
Tranche 3     10% of Options       $   6        $ 380 million    2003, 2004 or 2005

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          (e)  In the event that the Corporation fails to achieve, in respect of any given Fiscal Year, Target EBITDA set for such year, there shall be no acceleration of vesting of any Tranche as to which the Target EBITDA is not met in that Fiscal Year.

          (f) The Corporation shall use its best efforts to determine EBITDA for each Fiscal Year by March 31 of the following Fiscal Year and, following such determination, the Corporation shall promptly notify Optionee of the results of such determination.

          (g) In addition, the Compensation Committee may adjust any or all Target EBITDA to fairly and appropriately reflect the effect of any significant mergers, acquisitions, or dispositions approved by the Board of Directors in any case that was not contemplated in establishing the respective Target EBITDA; PROVIDED, HOWEVER, that in the event the Compensation Committee takes any such action, such adjustment shall be only the amount deemed reasonably necessary by the Compensation Committee, in the exercise of its good faith judgment, to accurately reflect the direct and measurable effect such event has on such Target EBITDA. The Compensation Committee's determination of such necessary adjustment shall be made within 60 days following the completion or closing of such event, and shall be based on the Corporation's accounting as set forth in its books and records and on the Corporation's financial plan pursuant to which the Target EBITDA was originally established.

          (h) The Options shall vest on the last day of the Fiscal Year as to which the EBITDA Target is met.

     5. CHANGE OF CONTROL. In the event of a "Change of Control" (as defined in this paragraph), then 100% of such unvested portion of the Time Vest Options shall become fully vested. A "Change of Control" for purposes of this Option Agreement shall mean:

                      (a) A transaction or series of related transactions
               whereby KKR Associates and/or its Affiliates ("KKR") (a) sells or otherwise disposes of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "1934 Act")) of securities of the Corporation representing 35% or more of the combined voting power of all securities of the Corporation entitled to vote in the election of directors of the Corporation to any single person or group (within the meaning of Section 13(d) (3) of the 1934 Act, and the rules and regulations promulgated thereunder), other than to an Affiliate of KKR, and in connection with or following such disposition such single person or group obtains control of a majority of the seats (other than vacant seats) on the Board.

                      (b) the Corporation adopts any plan of liquidation
               providing for the distribution of all or substantially all of its assets;

                      (c) all or substantially all of the assets or business of
               the Corporation is disposed of pursuant to a merger, consolidation or other transaction (unless the shareholders of the Corporation immediately prior to such merger, consolidation or other transaction beneficially own, directly or indirectly, in substantially the same proportion as they owned the voting stock of the Corporation, all of the voting stock or other ownership interests of the entity or entities, if any, that succeed to the business of the Corporation); or the Corporation combines with another Corporation and is the

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               surviving corporation but, immediately after the combination, the shareholders of the Corporation immediately prior to the combination hold, directly or indirectly, 50% or less of the voting stock of the combined Corporation (there being excluded from the number of shares held by such shareholders, but not from the voting stock of the combined Corporation, any shares received by affiliates of such other Corporation in exchange for stock of such other Corporation).

     6. EXPIRATION OF OPTIONS. The Options granted hereunder may not be exercised to any extent after the first to occur of the following events (the "Expiration Date"):

          (a)  The tenth anniversary of the Grant Date; or

          (b) The first anniversary of the effective date of the Optionee's termination of employment by reason of death, Retirement or Permanent Total Disability or

          (c) 90 days after termination of the Optionee's employment for any reason other than for death, Permanent or Total Disability or Retirement; or

          (d) If the Committee so determines, the effective date of either the merger or consolidation of Corporation into another corporation, or the exchange or acquisition by another corporation of all or substantially all of Corporation's assets or 80% or more of its then outstanding voting stock, or the recapitalization, reclassification, liquidation or dissolution of Corporation. At least ten (10) days prior to the effective date of such event, the Committee shall give the Optionee notice of such event if the Options have not yet been fully exercised and the Expiration Date has not yet occurred. Nothing in this provision shall negate the acceleration of the Time Vest Options upon a change.

     7.   EXERCISE.

                      (a) During the Optionee's lifetime, only the Optionee may
               exercise the Options or any exercisable portion thereof. After the death of the Optionee and prior to the close of business on the Expiration Date, the Options or any exercisable portion thereof may be exercised by the Optionee's personal representative, or by any person empowered to do so under the Optionee's will or under the then applicable laws of descent and distribution. The party entitled to exercise the Options shall be referred to herein as the "Exercising Party".

                      (b) The Options or any exercisable portion thereof may be
               exercised in whole or in part at any time prior to the close of business on the Expiration Date; provided, however, that any exercise shall be for whole shares only.

                      (c) The Options or any exercisable portion thereof may be
               exercised solely by delivering to the Office of the Secretary of Corporation all of the following prior to the closing of business on the Expiration Date:

               (i)   Notice in writing, signed by the Exercising Party, stating the number of Shares with respect to which the Options are being exercised;

               (ii)  Full payment (in cash, by check, or Shares owned more than six months which shall be valued at their fair market value, or by a combination thereof) for the Shares with

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                      respect to which such Options or portion thereof are
                      exercised, plus any withholdings applicable thereto; and

               (iii) In the event that the Exercising Party is not the Optionee, appropriate proof, in the sole judgement of Corporation, of the right of such person to exercise the Options.

          (d) No Options shall become exercisable as to any additional Shares following the effective date of the termination of employment of the Optionee for any reason other than the death, Permanent or Total Disability or Retirement of Optionee; and

          (e) In the event of a termination of employment because of death, Permanent or Total Disability or Retirement, the Options shall become exercisable as to all Shares as of the effective date of such termination of employment

          (f) Notwithstanding the other provisions of this Section 7, the Committee may take such reasonable additional steps that it reasonably deems appropriate, including the requirement of additional documents, representations and actions of or by the Exercising Party, to ensure the observance and performance of the representations set forth in the notice of exercise, and compliance with applicable federal or state securities laws or regulations.

          (g) In addition, Corporation shall not be required to issue or deliver any certificate representing Shares prior to the obtaining of approval or other clearance from any state or federal governmental agency or securities exchange that the Committee shall, in its absolute discretion, determine to be necessary or advisable.

          (h) The Shares deliverable upon the exercise of the Options, or any portion thereof, may be either previously authorized but unissued shares of Common Stock or issued Shares that have been reacquired subsequently by Corporation. Such Shares shall be fully paid and nonassessable.

          (i) Each Exercising Party shall be obligated to notify Corporation in writing when any Shares are sold, transferred or otherwise disposed of.

          (j) Neither the Optionee nor any Exercising Party shall be a stockholder of the Corporation or have any of the rights or privileges thereof in respect of any Shares unless and until certificates representing such Shares shall have been issued by Corporation to such Optionee or other Exercising Party.

          (k) Notwithstanding the foregoing, the Options may be exercised by the Exercising Party utilizing a "cashless exercise" or "brokered exercise" transaction.

     8. POWERS OF COMMITTEE. The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Optionee or other Exercising Party, Corporation and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement. In its absolute discretion, the Board of Directors of Corporation may at any

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          time and from time to time exercise any and all rights and duties of the Committee under the Plan and this Agreement.

     9. OPTIONS NOT TRANSFERABLE. The Optionee's rights under this Agreement may not be transferred or assigned, and neither the Options nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or his or her legal successors or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary or occur by operation of law by judgement, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect. Notwithstanding the foregoing, this Section 9 shall not prevent transfers by will or by the applicable laws of descent and distribution. All of the terms and provisions of this Agreement shall be binding on, and shall inure to the benefit of, the respective legal successors and assigns of the parties.

     10. NO OBLIGATION TO EXERCISE OPTIONS. The grant and acceptance of these Options imposes no obligation on the Optionee to exercise.

     11. ADJUSTMENTS. The Option Purchase Price and the number of shares of Common Stock subject to these Options shall be subject to adjustment from time to time in accordance with Section 7.1 of the Plan.

     12. RIGHTS AS SHAREHOLDER. An Optionee shall have no rights as a stockholder of the Corporation with respect to any shares underlying the Options until the day of the payment of the Option Purchase Price in accordance with the terms and provisions hereof.

     13. PAYMENT OF WITHHOLDING TAXES. Upon the Optionee's exercise of his or her Options in accordance with the provisions of this Option Agreement, the Optionee shall pay to the Corporation at the time of delivery of the notice and payment of the Purchase Price the amount of any federal, state or local income tax withholding or other employment related tax that may be due upon the exercise of the Options. The determination of the amount of any such federal, state or local income tax withholding or other employment tax due in such event shall be made by the Corporation and shall be binding upon the Optionee.

     14. RESERVATION AND REGISTRATION OF SHARES. The Corporation shall at all times during the term of the Options reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Agreement. The Shares issuable upon the exercise of the Options are registered under the Securities Act of 1933 (the "Act") and the Corporation shall use its best efforts to maintain the registration under the Act of the Shares issuable upon exercise of the Options.

     15. DEFERRAL OF ISSUANCE TO COMPLY WITH APPLICABLE LAWS. Anything in this Option Agreement to the contrary notwithstanding, if, at any time specified herein for the issuance of Common Stock resulting from the exercise of these Options, any law, regulation or requirements of any governmental authority having jurisdiction in the premises shall require either the Corporation or the Optionee, in the judgment of the Corporation, to take any action in connection with the shares then to be issued, then the issue of such shares shall be deferred until such action shall have been taken.

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     16.  ADJUSTMENTS IN OPTIONS PURSUANT TO MERGER, CONSOLIDATION, ETC. In the
          event that the outstanding shares of the stock subject to Options are, from time to time, changed into or exchanged for a different number or kind of shares of the Corporation or other securities of the Corporation by reason of a merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares, or otherwise, the Corporation shall make an adjustment in the number and kind of shares and/or the amount of consideration as to which or for which, as the case may be, such Options, or portions thereof then unexercised, shall be exercisable, in such manner as the Corporation determines is reasonably necessary to maintain as nearly as practicable the rights, benefits and obligations that the parties would have had absent such event. Any such adjustment made by the Corporation shall be final and binding upon the Optionee, the Corporation and all other interested persons.

     17.  MISCELLANEOUS.

          (a) Any notice to be given under the terms of this Agreement to the Corporation shall be addressed to Corporation as follows:

                  PRIMEDIA, Inc.
                  745 Fifth Avenue
                  New York, NY 10151
                  Attention: Secretary

               Any notice to be given to the Optionee shall be sent to the address given beneath his or her signature to this Agreement. By a notice given pursuant to this Section 17, either party may hereafter designate a different address for notices. Any notice that is required to be given to the Optionee shall, if the Optionee is then deceased, be given to the Optionee's personal representative if such representative has previously informed Corporation of his or her status and address by written notice under this Section 17. All notices and other communications under this Option Agreement shall be in writing and shall have been deemed duly given when delivered personally, mailed by registered mail, return receipt requested or sent by documented overnight delivery service.

          (b) Titles are provided herein for convenience of reference only and are not to serve as a basis for interpretation or construction of this Option Agreement.

               (i) This Option Agreement, the Options and any Shares issued hereunder shall be subject to all of the terms and provisions of the Plan to the extent applicable. In the event of any conflict between this Option Agreement and the Plan, the terms of the Plan shall control.

               (ii) Notwithstanding the provisions of any agreement relating to Optionee's employment heretofore entered into, none of the Performance Vest Options shall vest upon a Change of Control.

          (c) No provision of this Option Agreement may be amended or modified except by an instrument or instruments in writing signed by the parties hereto. Any party may waive compliance by another with any of the provisions of this Option Agreement, provided that (a) no waiver of any provision hereof shall be construed as a waiver of any other provision or subsequent breach and (b) any such waiver shall be in writing. The failure

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               of any party hereto to enforce at any time any provision hereof shall not be construed to be a waiver of such provision, nor in any way to affect the validity hereof of any part hereof or the right of any party thereafter to enforce each and every such provision.

                      (d) To the extent not governed by the laws of the United
               States, including the Code, this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware (without regard to conflicts of law principles for such state).

                      (e) Corporation and the Optionee hereby irrevocably submit to the jurisdiction of any New York or Delaware state court, or any Federal court in the Southern District of New York or in Delaware in any action or proceeding arising out of or relating to this Option Agreement, and the parties hereto irrevocably agree that all claims in respect of such action or proceeding shall be heard and determined only in such courts. Corporation and the Optionee hereby consent to and grant to any such court jurisdiction over the persons of such parties and over the subject matter of any such dispute and agree that delivery or mailing of any process or other papers in the manner provided in
               Section 17 herein, or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

          IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto on the date first set forth above.

                                                   PRIMEDIA Inc.



                                                   By:
                                                      --------------------------
                                                         Beverly C. Chell
                                                         Title: Vice Chairman

          AGREED AND ACCEPTED BY:



          -----------------------------
          Optionee Signature


          Optionee Name (Print):
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          Social Security Number:
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          Address:
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